UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2004 (January 24, 2004)

 Purezza Group, Inc.
(Exact name of registrant as specified in its chapter)

 Florida
(State or other jurisdiction
of incorporation

 333-85306
(Commission
File Number)

 65-1129912
(IRS Employer
Identification No.)

 800 W. Cypress Creek Road
Wachovia Bank Building #470
Fort Lauderdale, Florida
(Address of principal executive offices)

 33309
(Zip Code)

Registrant's telephone number, including area code: (954) 493-8900

 24 Madison Road, Fairfield, New Jersey  07004
(Former name or former address, if changed since last report)

Item 6.

Leonard M. Perle has informed the Company that due to failing health and at the advice of his doctors, that he is resigning as President and from the Board of Directors of Purezza Group, Inc.  Mr. Perle has not informed the Company that his resignation is because of a disagreement on any matter relating to the Company's operations, policies or practices.

The Company is seeking a successor for the office of President and to its Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2004

 Purezza Group, Inc.
(Registrant)

 Larry Legel, Chief Administrative Officer
  /s/ Larry Legel, Chief Administrative Officer
(Signature)